As filed with the Securities and Exchange Commission on March 16, 2006

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

GOLD KIST INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	20-1163666
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

244 Perimeter Center Parkway, N.E.

Atlanta, Georgia 30346-2302

(770) 393-5000

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

J. David Dyson

General Counsel, Vice President and Corporate Secretary

244 Perimeter Center Parkway, N.E.

Atlanta, Georgia 30346-2302

(770) 393-5000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

William Scott Ortwein

Justin R. Howard

Alston & Bird LLP

One Atlantic Center

1201 West Peachtree Street

Atlanta, Georgia 30309-3424

Phone: (404) 881-7000

Facsimile: (404) 881-7777

TABLE OF ADDITIONAL REGISTRANTS

The following subsidiaries of Gold Kist Inc. may be guarantors of debt securities offered by Gold Kist Inc. and are co-registrants:

Name of Additional Registrant	State of Incorporation or Organization	I.R.S. Employer Identification Number
AgraTech Seeds Inc.	Georgia	58-1491391

Agra Trade Financing, Inc.	Georgia	58-1600157

Agvestments, Inc.	Georgia	58-1271865

Cross Equipment Company, Inc.	Georgia	58-2014331

GK Finance Corporation	Delaware	58-1883823

GK Peanuts, Inc.	Georgia	58-2177889

GK Pecans, Inc.	Georgia	58-2014330

Luker Inc.	Georgia	58-1034573

c/o Gold Kist Inc.

244 Perimeter Center Parkway, N.E.

Atlanta, Georgia 30346-2302

(770) 393-5000

(Address, including zip code, and telephone number, including area code, of each of the co-registrant’s principal executive offices)

J. David Dyson

General Counsel, Vice President and Corporate Secretary

Gold Kist Inc.

244 Perimeter Center Parkway, N.E.

Atlanta, Georgia 30346-2302

(770) 393-5000

(Name, address, including zip code, and telephone number, including area code, of agent for service for each co-registrant)

With copies to:

William Scott Ortwein

Justin R. Howard

Alston & Bird LLP

1201 West Peachtree Street

Atlanta, Georgia 30309-3424

Phone: (404) 881-7000

Facsimile: (404) 881-4777

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the SEC pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered/ Proposed maximum aggregate offering price per unit/ Proposed maximum offering price/ Amount of registration fee
Common Stock, par value $.01 per share (including rights to purchase shares of common stock or Series A Junior Participating Preferred Stock)	$0(1)
Preferred Stock, par value $.01 per share
Debt Securities
Guarantees of Debt Securities (2)
Warrants
Purchase Contracts
Units (3)

(l)	An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be offered at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units. No separate consideration will be received for the guarantees and pursuant to Rule 457(n), no registration fee is required for guarantees. In accordance with Rules 456(b) and 457(r), the Registrant is deferring payment of all of the registration fee.
(2)	See Table of Additional Registrants above.
(3)	Each unit will be issued under a unit agreement or indenture and will represent an interest in two or more debt or equity securities, warrants or purchase contracts, which may or may not be separable from one another.

Prospectus

GOLD KIST INC.

Common Stock

Preferred Stock

Debt Securities

Guarantees

Warrants

Purchase Contracts

Units

From time to time, we may offer to sell common stock, preferred stock (which we may issue in one or more series), debt securities (which we may issue in one or more series and which may be guaranteed by one or more of our subsidiaries), warrants and purchase contracts, as well as units that include any of these securities. The debt securities, preferred stock, warrants, purchase contracts and units may be convertible into or exercisable or exchangeable for our common or preferred stock or other securities. Our common stock is quoted on the Nasdaq National Market and trades under the ticker symbol “GKIS”.

We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis.

This prospectus describes some of the general terms that may apply to these securities. The specific terms of any securities to be offered will be described in a supplement to this prospectus that contains specific information about the offering and the terms of the securities.

You should refer to the risk factors included in our periodic reports and other information that we file with the Securities and Exchange Commission and carefully consider that information before buying our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated March 16, 2006.

IMPORTANT INFORMATION ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf registration process, we may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. No person is authorized to give any information or represent anything not contained in this prospectus or any prospectus supplement. We are only offering the securities in places where sales of those securities are permitted. You should not assume that the information contained in this prospectus and any accompanying prospectus supplement or information incorporated by reference herein or therein, is current as of any date other than the date of such information. Our business, financial condition, results of operations and prospects may have changed since that date. Each time we offer securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering and the manner in which the securities will be offered. We urge you to read this prospectus, any accompanying prospectus supplement and other offering material together with additional information described under the heading “Incorporation of Certain Information By Reference” on page 1.

In this prospectus, we refer to common stock, preferred stock, debt securities, guarantees, warrants, purchase contracts and units collectively as the “securities.” The terms “we,” “our,” “ours” and “us” refer to Gold Kist Inc. and our consolidated subsidiaries, except that in the discussion of the capital stock and related matters, these terms refer solely to Gold Kist Inc. and not to any of its subsidiaries.

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AVAILABLE INFORMATION

We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any documents filed by us at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our filings with the SEC are also available to the public through the SEC’s Internet site at http://www.sec.gov.

We have filed with the SEC a registration statement on Form S-3 relating to the securities covered by this prospectus and any prospectus supplement. This prospectus is a part of the registration statement and does not contain all the information in the registration statement. Whenever a reference is made in this prospectus or any prospectus supplement to a contract or other document, the reference is only a summary and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement at the SEC’s public reference room in Washington, D.C., as well as through the SEC’s Internet site.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC’s rules allow us to incorporate by reference information into this prospectus. This means that we can disclose important information to you by referring you to another document. Any information referred to in this way is considered part of this prospectus from the date we file that document. Any reports filed by us with the SEC after the date of this prospectus will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus.

We incorporate by reference into this prospectus the following documents or information filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

•	our Annual Report on Form 10-K for the fiscal year ended October 1, 2005;

•	our Quarterly Report on Form 10-Q filed with the SEC on February 9, 2006;

•	our Current Report on Form 8-K filed with the SEC on December 20, 2005;

•	the description of our common stock contained in our Registration Statement on Form 8-A (file no. 000-50925) filed on September 8, 2004;

•	all documents filed by us under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 on or after the date of this prospectus and before the termination of the applicable offering (except for information furnished to the SEC that is not deemed to be “filed” for purposes of the Exchange Act).

We will provide without charge to each person to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all of the information that has been incorporated by reference into this prospectus, excluding exhibits to those documents, unless they are specifically incorporated by reference into those documents. These documents are available on our website at http://www.goldkist.com. You can also request these documents from the Company at the following address:

Gold Kist Inc.

Attn: Investor Relations

244 Perimeter Center Parkway, N.E.

Atlanta, GA 30346-2302

GOLD KIST INC.

We are the third largest integrated broiler company in the United States, accounting for over 9% of chicken, or broiler, meat produced in the United States in 2004. In addition, we believe we are the largest producer in terms of dollar volume of private label broiler products in the United States. We operate a fully-integrated broiler production, processing and marketing business. Our broiler production operations include nine broiler complexes located in Alabama, Florida, Georgia, North Carolina and South Carolina. Each complex operates in a different geographic region and includes pullet (young hens less than 26 weeks old grown as replacement hens for breeding) and breeder (hatching egg) flocks, broiler flocks, one or more hatcheries, one or more feed mills and one or more poultry processing plants. Three complexes also have rendering plants to process by-products.

For the fiscal year ended October 1, 2005, we produced and marketed approximately 3.3 billion pounds of ready-to-cook broiler products. Our broiler products include whole broilers, cut-up broilers, segregated broiler parts and value added products packaged in various forms, including fresh bulk ice pack, chill pack and frozen. We sell our products to over 3,000 customers in the retail, industrial, foodservice and export markets. Our registered trademarks include the Gold Kist Farms, Young ‘n Tender, Early Bird, Dish in a Dash and McEver’s brands. We are focusing our growth efforts on value added products, which include our further-processed products. Sales of our value added products represented approximately 52% of our sales in fiscal 2005. For the year ended October 1, 2005, our business generated total net sales of approximately $2.3 billion, net operating income of approximately $205.6 million and net income of approximately $112.2 million.

Our principal executive offices are located at 244 Perimeter Center Parkway, N.E., Atlanta, Georgia 30346, and our telephone number is (770) 393-5000. We were originally organized as a Georgia cooperative marketing association in 1936. In October 2004, we converted into a for profit, Delaware corporation. Our website address is www.goldkist.com. The information on our website is not part of this prospectus.

DESCRIPTION OF SECURITIES WE MAY OFFER

This prospectus contains summary descriptions of our common stock, preferred stock, debt securities which may be guaranteed by one or more of our subsidiaries, warrants, purchase contracts and units that we may offer from time to time. These summary descriptions are not meant to be complete descriptions of each security. The particular terms of any security will be described in the related prospectus supplement and other offering material.

DESCRIPTION OF COMMON STOCK

General

The following summary of the terms of our common stock, including our Amended and Restated Certificate of Incorporation and By-Laws, may not be complete and is subject to, and qualified in its entirety by reference to, the terms and provisions of our Certificate of Incorporation and By-Laws and relevant provisions of Delaware law. You should refer to, and read this summary together with, our Certificate of Incorporation and By-Laws to review all of the terms of our common stock that may be important to you.

Under our Certificate of Incorporation, we are authorized to issue a total of 900,000,000 shares of common stock, par value $.01 per share. As of March 14, 2006, we had 51,036,806 issued and outstanding shares of our common stock held by approximately 1,476 stockholders of record. All outstanding shares of our common stock are fully paid and nonassessable. Our common stock is quoted on the Nasdaq National Market under the symbol “GKIS.”

Each share of our common stock entitles the holder to one vote on all matters submitted to a vote of the stockholders, including the election of directors, and the holders of such shares exclusively possess all voting power, except as provided by law or in any resolution adopted by our Board of Directors with respect to any series of preferred stock. Our Certificate of Incorporation does not provide for cumulative voting for the election of directors. In addition, the holders of shares of our common stock are entitled to participate equally in dividends when our Board of Directors declares dividends on our common stock out of legally available funds. In the event of our liquidation, dissolution or winding up, voluntarily or involuntarily, holders of our common stock will have the right to a ratable portion of the assets remaining after satisfaction in full of the prior rights of our creditors and of all liabilities, except as provided in any resolution adopted by our Board of Directors with respect to any series of preferred stock. No shares of our common stock have any preemptive, redemption or conversion rights, or the benefits of any sinking fund.

Certain Anti-Takeover Matters

Our Certificate of Incorporation and By-Laws and Delaware law include a number of provisions that we believe may have the effect of encouraging persons considering unsolicited tender offers or other takeover proposals to negotiate with our Board of Directors rather than pursue non-negotiated takeover attempts. The following is a summary description of these provisions, and we refer you to our Certificate of Incorporation and By-Laws and Delaware law for more information since their terms affect a holder’s rights as a stockholder. The anti-takeover provisions include:

Stockholder Protection Rights Agreement

We have adopted a stockholder protection rights agreement, or our Rights Agreement. Under our Rights Agreement, each share of our common stock that we issue is associated with one preferred stock purchase right. Each of these rights entitles its holder to purchase, at a purchase price of $60.00, subject to adjustment, one-ten thousandth of a share of Series A Junior Participating Preferred Stock under circumstances provided for in our Rights Agreement. The exercise of the rights under our Rights Agreement would cause substantial dilution to a person attempting to acquire us on terms not approved by our Board of Directors and therefore would significantly increase the price that person would have to pay to complete the acquisition. Our Rights Agreement may deter a potential acquisition or tender offer.

Classification of the Board

Our Board of Directors is divided into three classes, each of which consists, as nearly as may be possible, of one-third of the total number of directors constituting the entire board. Our Board of Directors currently consists of nine members. Each class of directors serves a three-year term. At each annual meeting of our stockholders, successors to the class of directors whose term expires at the annual meeting are elected for three-year terms. Our By-Laws prohibit cumulative voting. In general, in the absence of cumulative voting, one or more persons who hold a majority of our outstanding shares can elect all of the directors who are subject to election at any meeting of stockholders.

The classification of our Board of Directors could have the effect of making it more difficult for stockholders, including those holding a majority of the outstanding shares, to force an immediate change in the composition of our Board. Two stockholder meetings, instead of one, generally will be required to effect a change in the control of our Board. Our Board believes that the longer time required to elect a majority of a classified board will help to ensure the continuity and stability of our management and policies since a majority of the directors at any given time will have had prior experience as our directors.

Removal of Directors

Our Certificate of Incorporation provides that our directors may be removed only for cause and upon the affirmative vote of the holders of a majority of our outstanding shares.

Business Combinations with Interested Stockholders

The Delaware legislature has enacted legislation which generally prohibits a corporation from engaging in any “business combination” with an “interested stockholder” for a period of three years from the date such person becomes an interested stockholder, unless the interested stockholder:

•	prior to becoming an interested stockholder, obtained the approval of our Board of Directors for either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•	becomes the beneficial owner of at least 85% of our outstanding voting stock in the same transaction in which the stockholder became an interested stockholder, excluding for purposes of determining the number of shares outstanding those shares owned by officers, directors and certain employee stock plans; or

•	subsequent to the acquisition of 15% or more of our outstanding voting stock, obtains approval of the business combination by our Board of Directors and the holders of two-thirds of our outstanding shares, other than those shares held by the interested stockholder.

The term “business combination” refers to a merger, consolidation or other specified corporate transaction. The term “interested stockholder” refers to a 15% stockholder or an affiliate which was a 15% stockholder at any time within the preceding three years.

Stockholder Proposals and Director Nominations

Subject to the discretion of our directors, any of our stockholders who hold at least either $2,000 worth or 1% of our outstanding voting stock can submit stockholder proposals and nominate candidates for the Board of Directors if the stockholders follow the advance notice procedures described in our By-Laws. In order to properly submit a stockholder proposal, the stockholder must submit a notice to our corporate secretary at least 120 calendar days before the anniversary of the date we mailed our proxy materials for the immediately preceding year’s annual meeting of stockholders. However, if the date of the annual meeting of stockholders has been changed by more than 30 calendar days from the date contemplated at the time of the previous year’s annual meeting, the notice shall be received by the Secretary at our principal executive offices not less than 10 calendar days after the date of notice to the stockholders of the date of the annual meeting.

Special Meetings

Our By-Laws provide that only our Chairman, our Board of Directors, our Chief Executive Officer or our President may call a special meeting.

For business to be properly brought before a special meeting by a stockholder, the stockholder must give timely notice thereof in writing to our Secretary. To be timely, a stockholder’s notice must be received by the Secretary at our principal executive offices within 10 calendar days of notice of the special meeting being sent to stockholders. Such stockholder’s notice to the Secretary shall set forth with respect to any proposal such stockholder proposes to bring before the special meeting the information required by our By-Laws.

DESCRIPTION OF PREFERRED STOCK

The following summary describes generally some of the terms of preferred stock that we may offer from time to time in one or more series. The specific terms of any series of preferred stock will be described in the applicable prospectus supplement and other offering material relating to that series of preferred stock along with any general provisions applicable to that series of preferred stock. The following description of our preferred stock, and any description of preferred stock in a prospectus supplement and other offering material, may not be complete and is subject to, and qualified in its entirety by reference to, the certificate of designations relating to the particular series of preferred stock, which we will file with the SEC at or prior to the time of the sale of the preferred stock. You should refer to, and read this summary together with, the applicable certificate of designations and the applicable prospectus supplement and other offering material to review the terms of a particular series of our preferred stock that may be important to you.

Under our Certificate of Incorporation, our Board of Directors is authorized to issue, without further stockholder approval, up to 100,000,000 shares of preferred stock, $0.01 par value per share, in one or more series. For each series of preferred stock, our Board of Directors may determine whether such preferred stock will have voting powers. Our Board of Directors may also determine the relative rights, preferences, qualifications and limitations of any preferred stock we issue. The prospectus supplement and other offering materials we may provide relating to the particular series of preferred stock being offered will specify the particular terms of, and other information relating to, the preferred stock, including:

•	dividend rights

•	conversion or exchange rights;

•	voting rights;

•	redemption rights and terms;

•	liquidation preferences;

•	sinking fund provisions;

•	the serial designation of the series; and

•	the number of shares constituting the series.

Our Board of Directors will determine these terms by resolution adopted before we issue any shares of a series of preferred stock. As of the date of this prospectus, we have not designated or issued any series of preferred stock, other than our Series A Junior Participating Preferred Stock that is issuable in connection with the exercise of rights under our Rights Agreement.

DESCRIPTION OF DEBT SECURITIES

General

The following description of the terms of the debt securities contains certain general terms that may apply to the debt securities. The specific terms of any debt securities will be described in one or more prospectus supplements relating to those debt securities and other offering materials we may provide.

The debt securities will either be senior debt securities or subordinated debt securities. Senior debt securities will be issued pursuant to an indenture to be entered into between us and U.S. Bank, National Association, or the senior indenture, a form of which is filed as an exhibit to the registration statement of which this prospectus forms a part. The subordinated debt securities will be issued pursuant to an indenture to be entered into between us and U.S. Bank, National Association, or the subordinated indenture, a form of which is filed as an exhibit to the registration statement of which this prospectus forms a part. The senior indenture and the subordinated indenture are collectively referred to in this prospectus as the Indentures.

We have summarized below the material provisions of the Indentures and the debt securities, or indicated which material provisions will be described in the related prospectus supplement. These descriptions are only summaries, and each investor should refer to the applicable Indenture, which describes completely the terms and definitions summarized below and contains additional information regarding the debt securities. Any reference to particular sections or defined terms of either Indenture in any statement under this heading qualifies the entire statement and incorporates by reference the applicable section or definition into that statement.

The debt securities will be our direct general obligations and may be secured or unsecured.

The Indentures do not limit the amount of debt securities that we may issue. The Indentures allow us to reopen a previous issue of a series of debt securities and issue additional debt securities of that issue.

We may issue debt securities from time to time in one or more series. The debt securities may be denominated and payable in U.S. dollars or foreign currencies. We may also issue debt securities, from time to time, with the principal amount, interest or other amounts payable on any relevant payment date to be determined by reference to one or more currency exchange rates, securities or baskets of securities, commodity prices, indices or any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance. In addition, we may issue debt securities as part of units issued by us. All references in this prospectus, or any prospectus supplement, to other amounts will include premium, if any, and other cash amounts payable under the applicable Indenture.

Debt securities may bear interest at a fixed rate, which may be zero, or a floating rate.

The prospectus supplement and other offering materials we may provide relating to the particular series of debt securities being offered will specify the particular terms of, and other information relating to, those debt securities, including:

•	whether it is a senior debt security or a subordinated debt security;

•	any limit on the total principal amount of the debt securities of the same series;

•	the stated maturity;

•	the specified currency or currencies for principal and interest, if not U.S. dollars;

•	the price at which we originally issue the debt security, expressed as a percentage of the principal amount, and the original issue date;

•	whether the debt security is a fixed rate debt security, a floating rate debt security or an indexed debt security;

•	if the debt security is a fixed rate debt security, the yearly rate at which the debt security will bear interest, if any, and the interest payment dates;

•	if the debt security is a floating rate debt security, the interest rate basis; any applicable index currency or maturity, spread or spread multiplier or initial, maximum or minimum rate; the interest reset, determination, calculation and payment dates; the day count used to calculate interest payments for any period; and the calculation agent;

•	if the debt security may be converted into or exercised or exchanged for common or preferred stock or other securities of us or debt or equity securities of one or more third parties, the terms on which conversion, exercise or exchange may occur, including whether conversion, exercise or exchange is mandatory, at the option of the holder or at our option, the period during which conversion, exercise or exchange may occur, the initial conversion, exercise or exchange price or rate and the circumstances or manner in which the amount of common or preferred stock or other securities issuable upon conversion, exercise or exchange may be adjusted;

•	if the debt security is also an original issue discount debt security, the yield to maturity;

•	if applicable, the circumstances under which the debt security may be redeemed at our option or repaid at the holder’s option before the stated maturity, including any redemption commencement date, repayment date(s), redemption price(s) and redemption period(s);

•	the authorized denominations, if other than $1,000 and integral multiples of $1,000;

•	if applicable, the circumstances under which we will pay additional amounts on any debt securities held by a person who is not a United States person for tax purposes and under which we can redeem the debt securities if we have to pay additional amounts; and

•	any other terms of the debt security, which could be different from those described in this prospectus.

Some of the debt securities may be issued as original issue discount debt securities (the “Original Issue Discount Securities”). Original Issue Discount Securities bear no interest or bear interest at below market rates and will be sold at a discount below their stated principal amount. The prospectus supplement relating to an issue of Original Issue Discount Securities will contain information relating to United States federal income tax, accounting, and other special considerations applicable to Original Issue Discount Securities.

Holders may present debt securities for exchange or transfer, in the manner, at the places and subject to the restrictions stated in the debt securities and described in the applicable prospectus supplement and other offering materials we may provide. We will provide these services without charge except for any tax or other governmental charge payable in connection with these services and subject to any limitations provided in the Indentures.

Holders may transfer debt securities in definitive bearer form and the related coupons, if any, by delivery to the transferee. If any of the securities are held in global form, the procedures for transfer of interests in those securities will depend upon the procedures of the depositary for those global securities. See “—Legal Ownership and Book Entry Issuance.”

Guarantees

The debt securities issued by Gold Kist Inc. may be guaranteed on a senior or subordinated basis by certain domestic subsidiaries of Gold Kist Inc., which would guarantee the due and punctual payments of principal of, premium, if any, and interest on such debt securities, and the due and punctual payment of any sinking fund payments, if any, thereon, when and as the same shall become due and payable, including without limitation, at maturity, whether scheduled or as result of acceleration, call for redemption or otherwise. The applicability and terms of any such guarantees relating to a series of debt securities of Gold Kist Inc. will be set forth in the prospectus supplement relating to such debt securities.

Events of Default

The following are events of default under the Indentures with respect to any series of debt securities

•	failure to pay any installment of interest on such series of debt securities when due, continued for 30 days;

•	failure to pay principal of, or premium, if any, on such series of debt securities when due;

•	failure to deposit any sinking fund payment with respect to such series of debt securities when due, continued for 30 days;

•	failure to observe or perform any other covenant or agreement in such series of debt securities or the applicable Indenture, continued for 60 days after receipt by Gold Kist of notice of such failure from the trustee or holders of at least 25% of the principal amount of such series of debt securities outstanding;

•	certain events of bankruptcy, insolvency or reorganization of Gold Kist; and

•	any other event of default we may provide for that series of debt securities.

If an event of default with respect to the outstanding debt securities of a particular series occurs and continues, either the trustee or the holders of at least 25% in aggregate principal amount of such series of outstanding debt securities may declare the principal amount of such series of debt securities to be due and payable immediately; provided that, in the case of certain events of bankruptcy, insolvency or reorganization, such principal amount, or portion thereof will automatically become due and payable without any action by the trustee or any holder. In the case of Original Issue Discount Securities, only a specified portion of the principal amount may be accelerated. However, at any time after an acceleration with respect to the debt securities of a particular series has occurred, but before a judgment or decree based on such acceleration has been obtained, the holders of a majority in aggregate principal amount of the outstanding debt securities of such series may, under certain circumstances, rescind and annul such acceleration. For information as to waiver of defaults, see “Modification and Waiver” below.

If the principal or any premium or interest on any debt security is payable in a currency other than U.S. dollars and such currency is not available to Gold Kist for making payment due to the imposition of exchange controls or other circumstances beyond Gold Kist’s control, Gold Kist is entitled to satisfy its obligations to holder of such debt securities by making such payment in U.S. dollars in an amount equal to the U.S. dollar equivalent of the amount payable in such other currency, as determined by the trustee as provided in the applicable Indenture. Any payment made under such circumstances in the U.S. Dollars where the required payment is in a currency other than U.S. Dollars will not constitute an event of default under the applicable Indenture.

Subject to the duty of the trustee during default to act with the required standard of care, the trustee will be under no obligation to exercise any of its rights or powers under the applicable Indenture at the request or direction of any of the holders, unless such holders have offered the trustee reasonable security or indemnity. Subject to such indemnification and certain other limitations, the holders of a majority in aggregate principal amount of the outstanding debt securities of a particular series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of such series.

Other than with respect to a lawsuit for the payment of principal, premium, if any, and interest on any series of debt securities when due, the Indentures provide that no holder of such series of debt securities may institute any action against Gold Kist under the applicable Indenture without first complying with the conditions set forth in the applicable Indenture.

Gold Kist will furnish to the trustee an annual statement as to Gold Kist’s performance of certain of its obligations under the applicable Indenture and as to any default in such performance.

Modification and Waiver

Modifications and amendments of each Indenture with respect to any series of debt securities outstanding may be made by Gold Kist and the trustee with the consent of holders of a majority in aggregate principal amount of such series, except that no such modification or amendment may, without the consent of the holder of each outstanding debt security of the applicable series affected thereby

•	change the stated maturity date of the principal of, or any installment of principal of or interest on, any such debt security, or reduce the principal amount of or the rate (or extend the time for payment) of interest on, or any premium payable upon the redemption of, any such debt security;

•	reduce the amount of principal payable upon acceleration of the maturity thereof;

•	change the place or currency of payment of principal of, or premium, if any, or interest on, any such debt security;

•	impair the right to institute suit for the enforcement of any payment on, or with respect to, any such debt security;

•	reduce the percentage in aggregate principal amount of such series of outstanding debt securities, the consent of the holders of which is required for any amendment, supplemental indenture or waiver provided for in the applicable Indenture;

•	modify any of the waiver provisions, except to increase any required percentage or to provide that certain other provisions of the applicable Indenture cannot be modified or waived without the consent of the holder of each outstanding debt security of the series affected thereby;

•	cause any such debt security to become subordinate in right of payment to any other debt, except to the extent provided in the terms of such security; or

•	if such debt security provides that the holder may require us to repurchase or convert such debt security, impair such holder’s right to require repurchase or conversion of such debt security on the terms provided therein.

Gold Kist and the trustee may also modify and amend each Indenture without the consent of any holder of debt securities in limited circumstances, such as clarifications and changes that would not adversely affect the holders.

The holders of a majority in aggregate principal amount of any series of outstanding debt securities may, on behalf of the holders of all such debt securities, waive Gold Kist’s compliance with certain restrictive provisions of the applicable Indenture or such series of debt securities. The holders of a majority in aggregate principal amount of any series of outstanding debt securities may, on behalf of the holders of all such debt securities, waive any past default under the applicable Indenture, except a default in the payment of the principal of, or premium, if any, or interest on, such debt securities or in respect of any provision of the applicable Indenture that cannot be modified or amended without the consent of the holder of each outstanding debt security of such series affected thereby.

Legal Defeasance and Covenant Defeasance

Each Indenture provides that Gold Kist may, at its option, elect to discharge its obligations with respect to any series of debt securities (“Legal Defeasance”). If Legal Defeasance occurs, Gold Kist will be deemed to have paid and discharged all amounts owed under the applicable series of debt securities, and the applicable Indenture will cease to be of further effect as to such series of debt securities, except that:

(1) holders will be entitled to receive timely payments for the principal of, premium, if any, and interest on, such series of debt securities, from the funds deposited for that purpose (as explained below);

(2) Gold Kist’s obligations will continue with respect to the issuance of temporary debt securities, the registration of debt securities, and the replacement of mutilated, destroyed, lost or stolen debt securities of the applicable series;

(3) the trustee will retain its rights, powers, duties, and immunities, and Gold Kist will retain its obligations in connection therewith; and

(4) other Legal Defeasance provisions of the applicable Indenture will remain in effect.

In addition, Gold Kist may, at its option and at any time, elect to cause the release of its obligations with respect to most of the covenants in the applicable Indenture (“Covenant Defeasance”) with respect to any series of debt securities. If Covenant Defeasance occurs, certain events (not including non-payment events and bankruptcy, insolvency and reorganization events) relating to Gold Kist described under “Events of Default” will no longer constitute events of default with respect to such series of debt securities. Gold Kist may exercise Legal Defeasance regardless of whether it previously exercised Covenant Defeasance.

In order to exercise either Legal Defeasance or Covenant Defeasance (each, a “Defeasance”) with respect to any series of debt securities:

(1) Gold Kist must irrevocably deposit with the trustee, in trust, for the benefit of holders of the debt securities, U.S. legal tender, U.S. government securities, a combination thereof or other obligations as may be provided with respect to such series of debt securities, in amounts that will be sufficient, in the opinion of a nationally recognized independent registered public accounting firm, to pay the principal of, premium, if any, and interest on, the applicable series of debt securities on the stated date for payment or any redemption date thereof, and the trustee must have, for benefit of holders of such debt securities, a valid, perfected, exclusive security interest in the trust;

(2) in the case of Legal Defeasance, Gold Kist must deliver to the trustee an opinion of counsel in the United States reasonably acceptable to the trustee confirming that:

(A) Gold Kist has received from, or there has been published by, the Internal Revenue Service, a ruling, or

(B) since the date of the applicable Indenture, there has been a change in the applicable federal income tax law,

in either case to the effect that holders of such series of debt securities will not recognize income, gain or loss for federal income tax purposes as a result of the Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the Legal Defeasance had not occurred;

(3) in the case of Covenant Defeasance, Gold Kist must deliver to the trustee an opinion of counsel in the United States reasonably acceptable to the trustee confirming that holders of such series of debt securities will not recognize income, gain or loss for federal income tax purposes as a result of the Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the Covenant Defeasance had not occurred;

(4) no default or event of default may have occurred and be continuing under the applicable Indenture on the date of the deposit with respect to such series of debt securities; in addition, no event of default relating to bankruptcy or insolvency may occur at any time from the date of the deposit to the 91st calendar day thereafter;

(5) the Defeasance may not result in a breach or violation of, or constitute a default under the applicable Indenture or any other material agreement or instrument to which Gold Kist or any of its Subsidiaries is a party or by which Gold Kist or any of its Subsidiaries is bound;

(6) Gold Kist must deliver to the trustee an officers’ certificate stating that the deposit was not made by Gold Kist with the intent to hinder, delay or defraud any other of its creditors; and

(7) Gold Kist must deliver to the trustee an officers’ certificate confirming the satisfaction of conditions in clauses (1) through (6) above, and an opinion of counsel confirming the satisfaction of the conditions in clauses (1) (with respect to the validity and perfection of the security interest), (2), (3) and (5) above.

The Defeasance will be effective on the earlier of (i) the 91st day after the deposit, and (ii) the day on which all the conditions above have been satisfied.

If the amount deposited with the trustee to effect a Covenant Defeasance is insufficient to pay the principal of, premium, if any, and interest on, the applicable series of debt securities when due, then Gold Kist’s obligations under the applicable Indenture and such series of debt securities will be revived, and such Defeasance will be deemed not to have occurred.

Subordination Provisions

Upon any distribution of our assets upon our dissolution, winding up, liquidation or reorganization, the payment of the principal of, premium, if any, and interest, if any, on the subordinated debt securities will be subordinated, to the extent provided in the subordinated indenture, as supplemented, in right of payment to the prior payment in full of all of our senior indebtedness. Our obligation to make payment of the principal of, premium, if any, and interest, if any, on the subordinated debt securities will not otherwise be affected. In addition, no payment on account of principal and premium, if any, sinking fund or interest, if any, may be made on the subordinated debt securities at any time unless full payment of all amounts due in respect of the principal and premium, if any, sinking fund and interest, if any, on our senior indebtedness has been made or duly provided for in money or money’s worth.

Notwithstanding the foregoing, unless all of our senior indebtedness has been paid in full, in the event that any payment or distribution made by us is received by the trustee or the holders of any of the subordinated debt securities, such payment or distribution must be paid over to the holders of our senior indebtedness or a person acting on their behalf, to be applied toward the payment of all our senior indebtedness remaining unpaid until all the senior indebtedness has been paid in full. Subject to the payment in full of all our senior indebtedness, the rights of the holders of the subordinated debt securities will be subrogated to the rights of the holders of our senior indebtedness.

By reason of this subordination, in the event of a distribution of our assets upon our insolvency, certain of our general creditors may recover more, ratably, than holders of the subordinated debt securities. The subordinated indenture provides that these subordination provisions will not apply to money and securities held in trust under the defeasance provisions of the subordinated indenture.

When we refer to “senior indebtedness” in this prospectus, we are referring to the principal of (and premium, if any) and unpaid interest on:

•	our indebtedness (including indebtedness of others guaranteed by us), other than subordinated debt securities, whenever created, incurred, assumed or guaranteed, or money borrowed, unless the instrument creating or evidencing such indebtedness or under which such indebtedness is outstanding provides that such indebtedness is not senior or prior in right of payment to the subordinated debt securities; and

•	renewals, extensions, modifications, refinancings and refundings of any of such indebtedness.

If this prospectus is being delivered in connection with the offering of a series of subordinated debt securities, the accompanying prospectus supplement or the information incorporated by reference will set forth the approximate amount of our senior indebtedness outstanding as of a recent date.

Restrictive Covenants

We will describe restrictive covenants for any series of debt securities in the applicable prospectus supplement and other offering materials relating to such series of debt securities.

Consolidation, Merger, Conveyance, Transfer or Lease

Gold Kist may not consolidate or merge with or into, or transfer or lease its assets substantially as an entirety to, any entity, unless

•	Gold Kist is the surviving entity or, if not, the successor entity formed by such consolidation or into which Gold Kist is merged or which acquires or leases Gold Kist’s assets is organized and existing under the laws of any U.S. jurisdiction and expressly assumes Gold Kist’s obligations with respect to the debt securities and under the Indenture;

•	no default or event of default exists or will occur immediately after giving effect to the transaction; and

•	Gold Kist has delivered to the trustee the certificates and opinions required under the applicable Indenture.

Form, Exchange and Transfer

Gold Kist will issue the debt securities only in fully registered form, without interest coupons. Unless provided otherwise in the prospectus supplement and the other offering materials relating to a particular series of debt securities, the debt securities will be issued in minimum denominations of $1,000 and integral multiples thereof. No service charge will be made for any registration of transfer or exchange of debt securities, but Gold Kist may require payment of a sum sufficient to cover any tax or government charge payable in connection therewith. If any series of the debt securities are to be redeemed in part, Gold Kist will not be required to issue, register the transfer of or exchange such series of the debt securities during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption and ending at the close of business on the day of such mailing or to register the transfer of or exchange any debt securities so selected for redemption in part, except the unredeemed portion of any debt securities being redeemed in part.

Gold Kist will cause to be kept at the office of the registrar a register in which, subject to such reasonable regulations as it may prescribe, Gold Kist will provide for the registration of the debt securities and registration of transfers of the debt securities. Gold Kist initially will appoint the trustee at its corporate trust office as paying agent and registrar for the debt securities. Gold Kist may vary or terminate the appointment of any paying agent or registrar, or appoint additional or other such agents or approve any change in the office through which any such agent acts. Gold Kist will cause notice of any resignation, termination or appointment of the trustee or any paying agent or registrar, and of any change in the office through which any such agent will act, to be provided to holders of the debt securities.

Global Notes, Delivery and Form

Unless otherwise specified in a prospectus supplement and the other offering materials relating to a series of debt securities, debt securities will be issued in the form of one or more fully registered global securities (“Global Notes”) that will be deposited with, or on behalf of, The Depository Trust Company, New York, New York (the “Depository”) and registered in the name of the Depository’s nominee. Global Notes are not exchangeable for definitive note certificates except in the specific circumstances described below. For purposes of this prospectus, “Global Note” refers to the Global Note or Global Notes representing an entire issue of debt securities. Except as set forth below, a Global Note may be transferred, in whole and not in part, only to another nominee of the Depository or to a successor of the Depository or its nominee.

Transfers of beneficial interests in the Global Notes will be subject to the applicable rules and procedures of DTC and its Direct Participants or Indirect Participants (each defined below in “Legal Ownership and Book-Entry Issuance” on page 14), including, if applicable, those of Euroclear Bank S.A./N.V., as operator of the Euroclear System (“Euroclear”) and Clearstream Banking, societe anonyme (“Clearstream”), which may change from time to time.

Subject to any applicable provisions specified in a prospectus supplement and the other offering materials relating to a series of debt securities, and except as set forth below, the Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for debt securities in certificated form, except in the limited circumstances described in the following paragraph.

A Global Note may be exchanged for definitive debt securities in registered, certificated form without interest coupons (“Certificated Notes”) (i) if DTC (x) notifies Gold Kist that it is unwilling or unable to continue as depositary for the Global Notes and Gold Kist thereupon fails to appoint a successor depositary within 90 days or (y) has ceased to be a clearing agency registered under the Exchange Act, (ii) Gold Kist, in its sole discretion, notifies the trustee in writing that Gold Kist elects to cause the issuance of Certificated Notes or (iii) upon the request of the trustee or holders of a majority of the aggregate principal amount of outstanding debt securities if there shall have occurred and be continuing a default or an event of default with respect to the debt securities. In any such case, Gold Kist will notify the trustee in writing that, upon surrender by the Direct Participants and Indirect Participants of their interests in such Global Note, Certificated Notes will be issued to each person that such Direct and Indirect Participants and the DTC identify as being the beneficial owner of the related debt securities.

Beneficial interests in Global Notes held by any Direct or Indirect Participant may be exchanged for Certificated Notes upon request to DTC, by such Direct Participant (for itself or on behalf of an Indirect Participant), to the trustee in accordance with customary DTC procedures. Certificated Notes delivered in exchange for any beneficial interest in any Global Note will be registered in the names, and issued in any approved denominations, requested by DTC on behalf of such Direct Participants or Indirect Participants (in accordance with DTC’s customary procedures).

Neither Gold Kist nor the trustee will be liable for any delay by the holder of any Global Note or DTC in identifying the beneficial owners of debt securities, and Gold Kist and the trustee may conclusively rely on, and will be protected in relying on, instructions from the holder of the Global Note or DTC for all purposes.

Same Day Settlement and Payment

Each Indenture requires that payments in respect of the debt securities represented by the Global Notes (including principal, premium, if any, and interest on the debt securities) be made by wire transfer of immediately available same day funds to the accounts specified by the holder of interests in such Global Notes. With respect to Certificated Notes, Gold Kist will make all payments of principal, premium, if any, and interest by wire transfer of immediately available same day funds to the accounts specified by the holders thereof or, if no such account is specified, by mailing a check to each such holder’s registered address. Gold Kist expects that secondary trading in the Certificated Notes will also be settled in immediately available funds.

Governing Law

New York law governs each Indenture and will govern the debt securities.

The Trustee

U.S. Bank National Association is the trustee under the Indentures. All payments of principal of, premium, if any, and interest on, and all registration, transfer, exchange, authentication and delivery of, the debt securities will be effected by the trustee or its agent at an office designated by the trustee at its corporate trust office.

Each Indenture provides that, except during the continuance of an event of default, the trustee will perform only such duties as are specifically set forth in the Indenture. During the existence of an event of default under the Indenture, the trustee will exercise such rights and powers vested in its exercise as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs. Subject to these provisions, the trustee will be under no obligation to exercise any of its rights or powers under the applicable Indenture at the request of any of the holders of the debt securities, unless they shall have offered to the trustee security and indemnity satisfactory to the trustee.

Each Indenture and provisions of the Trust Indenture Act contain limitations on the rights of the trustee, should it become a creditor of Gold Kist, to obtain payment of claims in certain cases or to liquidate certain property received by it in respect of any such claim as security or otherwise. The trustee is permitted to engage in other transactions with Gold Kist or any of its affiliates. If the trustee acquires any conflicting interest, it must eliminate such conflict or resign.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase common stock or preferred stock or other securities. We may issue warrants independently or together with other securities. Warrants sold with other securities may be attached to or separate from the other securities. We will issue warrants, if any, under one or more warrant agreements between us and a warrant agent that we will name in the prospectus supplement.

The prospectus supplement relating to any warrants we offer will include specific terms relating to the offering, including, among others, the aggregate number of warrants offered, the exercise price of the warrants, the dates or periods during which the warrants are exercisable and any other specific terms of the warrants.

The description in the applicable prospectus supplement and other offering material of any warrants we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable warrant agreement, which will be filed with the SEC if we offer warrants. For more information on how you can obtain copies of the applicable warrant agreement if we offer warrants, see “Incorporation of Certain Information By Reference” on page 1. We urge you to read the applicable warrant agreement and the applicable prospectus supplement and any other offering material in their entirety.

DESCRIPTION OF PURCHASE CONTRACTS

We may issue stock purchase contracts representing contracts obligating holders to purchase from us, and us to sell to the holders, a specified or varying number of shares of common stock and/or preferred stock at a future date or dates. Alternatively, the stock purchase contracts may obligate us to purchase from holders, and obligate holders to sell to us, a specified or varying number of shares of common stock and/or preferred stock. The price per share and the number of shares may be fixed at the time the stock purchase contracts are entered into or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase contracts or require the holders of the stock purchase contracts to make periodic payments to us. These payments may be secured or unsecured or prefunded and may be paid on a current or on a deferred basis. The stock purchase contracts may require holders to secure their obligations under the contracts in a specified manner.

The description in the applicable prospectus supplement and other offering material of any stock purchase contracts we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable purchase contract agreement, which will be filed with the SEC if we offer stock purchase contracts. For more information on how you can obtain copies of the applicable purchase contract agreement if we offer stock purchase contracts, see “Incorporation of Certain Information By Reference” on page 1. We urge you to read the applicable purchase contract agreement and any applicable prospectus supplement in their entirety.

DESCRIPTION OF UNITS

We may issue units comprising one or more of the other securities described in this prospectus in any combination. Units may also include debt obligations of third parties, such as U.S. Treasury securities. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time or at any time before a specified date.

The prospectus supplement and other offering materials we may provide relating to the units being offered will specify the particular terms of, and other information relating to, those debt securities, including the designation and terms of the units and of the securities composing the units and provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities composing the units.

The description in the applicable prospectus supplement and other offering material of any units we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable unit agreement, which will be filed with the SEC if we offer units. For more information on how you can obtain copies of the applicable unit agreement if we offer units, see “Incorporation of Certain Information By Reference” on page 1. We urge you to read the applicable unit agreement and any applicable prospectus supplement in their entirety.

LEGAL OWNERSHIP AND BOOK-ENTRY ISSUANCE

The securities offered by any prospectus supplement and other offering material may be issued in whole or in part in book-entry form and represented by one or more global securities, referred to as “global securities.” Global securities will be deposited with or on behalf of a depositary, referred to as the “global security depositary,” identified in the applicable prospectus supplement and will be registered in the name of the global security depositary or its nominee. Unless and until it is exchanged for securities in definitive certificated form under the limited circumstances described below or in any other circumstances that may be described in the applicable prospectus supplement, a global security may not be transferred except as a whole by the global security depositary to a nominee of the global security depositary or by a nominee of the global security depositary to the global security depositary or another nominee of the global security depositary or by the global security depositary or its nominee to a successor of the global security depositary or a nominee of the successor.

Unless otherwise specified in the applicable prospectus supplement, The Depository Trust Company, or “DTC,” will act as global security depositary for any global securities. The following description of the operations and procedures of DTC, Euroclear and Clearstream is provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to change by them from time to time. Neither Gold Kist nor the trustee takes any responsibility for these operations and procedures, and you are urged to contact the applicable system or its participants directly to discuss these matters.

DTC has advised Gold Kist that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the “Direct Participants”) and to facilitate the clearance and settlement of transactions in those securities between Direct Participants through electronic book-entry changes in accounts of participants. The Direct Participants include securities brokers and dealers (including banks, trust companies, clearing corporations and certain other organizations, including Euroclear and Clearstream). Access to DTC’s system is also available to other entities that clear through or maintain a direct or indirect custodial relationship with a Direct Participant (collectively, the “Indirect Participants”).

DTC has advised Gold Kist that, pursuant to DTC’s procedures, (i) DTC will maintain records of the ownership interests of the Direct Participants in any global securities and the transfer of ownership interests by and between Direct Participants. DTC will not maintain records of the ownership interests of, or the transfer of ownership interests by and between, Indirect Participants or other owners of beneficial interests in any global securities we may issue. Direct Participants and Indirect Participants must maintain their own records of the ownership interests of, and the transfer of ownership interests by and between, Indirect Participants and other owners of beneficial interests in any global securities.

Investors in any global securities may hold their interests therein directly through DTC if they are Direct Participants in DTC or indirectly through organizations that are Direct Participants in DTC. Morgan Guaranty Trust Company of New York, Brussels office, is the operator and depositary of Euroclear, and Citibank, N.A. is the operator and depositary of Clearstream (each a “Nominee” of Euroclear and Clearstream, respectively). Therefore, they will each be recorded on DTC’s records as the holders of all ownership interests held by them on behalf of Euroclear and Clearstream, respectively. Euroclear and Clearstream must maintain on their own records the ownership interests or, and transfers of ownership interests by and between, their own customers’ securities accounts. DTC will not maintain such records. All ownership interests in any global securities, including those of customers’ securities accounts held through Euroclear or Clearstream, may be subject to the procedures and requirements of DTC.

The laws of some states in the U.S. require that certain persons take physical delivery in definitive, certificated form, of securities that they own. This may limit or curtail the ability to transfer beneficial interests in a global security to such persons. Because DTC can act only on behalf of Direct Participants, which in turn act on behalf of Indirect Participants and others, the ability of a person having a beneficial interest in a global security to pledge such interest to persons or entities that are not Direct Participants in DTC, or to otherwise take actions in respect of such interests, may be affected by the lack of physical certificates evidencing such interests.

Except as may described in any applicable prospectus supplement, owners of beneficial interests in global securities we may issue will not have securities registered in their names, will not receive physical delivery of securities in certificated form and will not be considered the registered owners or holders thereof for any purpose.

Gold Kist and the trustee (in the case of debt securities) will treat the persons in whose names the securities are registered as the owners thereof for the purpose of receiving payments and for any and all other purposes whatsoever with respect to the securities. Payments in respect of the principal, premium, if any, and interest on, global securities registered in the name of DTC or its nominee will be payable by the trustee to DTC or its nominee as the registered holder under the applicable Indenture. Consequently, neither Gold Kist, the trustee nor any of Gold Kist’s or the trustee’s agents has or will have any responsibility or liability for (i) any aspect of DTC’s records or any Direct Participant’s or Indirect Participant’s records relating to or payments made on account of beneficial ownership interests in the global securities or for maintaining, supervising or reviewing any of DTC’s records or any Direct Participant’s or Indirect Participant’s records relating to the beneficial ownership interests in any global security or (ii) any other matter relating to the actions and practices of DTC or any of its Direct Participants or Indirect Participants.

DTC has advised Gold Kist that its current payment practice (for payments of principal, interest and the like) with respect to debt securities is to credit the accounts of the relevant Direct Participants with such payment on the payment date in amounts proportionate to such Direct Participants’ respective ownership interests in the global securities as shown on DTC’s records. Payments by Direct Participants and Indirect Participants to the beneficial owners of such securities will be governed by standing instructions and customary practices between them and will not be the responsibility of DTC, the trustee or Gold Kist. Neither Gold Kist nor the trustee will be liable for any delay by DTC or its Direct Participants or Indirect Participants in identifying the beneficial owners of the global securities we may issue, and Gold Kist and the trustee may conclusively rely on, and will be protected in relying on, instructions from DTC or its nominee as the registered owner of such global securities for all purposes.

The global securities we issue will trade in DTC’s Same-Day Funds Settlement System and, therefore, transfers between Direct Participants in DTC will be effected in accordance with DTC’s procedures and will be settled in immediately available funds. Transfers between Indirect Participants (other than Indirect Participants who hold an interest in the securities through Euroclear or Clearstream) who hold an interest through a Direct Participant will be effected in accordance with the procedures of such Direct Participant but generally will settle in immediately available funds. Transfers between and among Indirect Participants who hold beneficial interests in the global securities through Euroclear and Clearstream will be effected in the ordinary way in accordance with their respective rules and operating procedures.

Cross-market transfers between Direct Participants in DTC, on the one hand, and Indirect Participants who hold beneficial interests in the global securities through Euroclear or Clearstream, or the other hand, will be effected by Euroclear’s or Clearstream’s respective Nominee through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream; however, delivery of instructions relating to cross-market transactions must be made directly to Euroclear or Clearstream, as the case may be, by the counterparty in accordance with the rules and procedures of Euroclear or Clearstream and within their established deadlines (Brussels time for Euroclear and UK time for Clearstream). Indirect Participants who hold beneficial interests in the global securities through Euroclear and Clearstream may not deliver instructions directly to Euroclear’s or Clearstream’s Nominee. Euroclear or Clearstream will, if the transaction meets its settlement requirements, deliver instructions to its respective Nominee to deliver or receive interests on Euroclear’s or Clearstream’s behalf in the relevant global security in DTC and make or receive payment in accordance with normal procedures for same-day fund settlement applicable to DTC.

Because of time zone differences, the securities accounts of an Indirect Participant who holds a beneficial interest in the global securities through Euroclear or Clearstream purchasing an interest in a global security from a Direct Participant in DTC will be credited, and any such crediting will be reported to Euroclear or Clearstream, during the European business day immediately following the settlement date of DTC in New York. Although recorded in DTC’s accounting records as of DTC’s settlement date in New York, Euroclear and Clearstream customers will not have access to the cash amount credited to their accounts as a result of a sale of an interest in a global security to a DTC Participant until the European business day for Euroclear or Clearstream immediately following DTC’s settlement date.

DTC has advised Gold Kist that it will take any action permitted to be taken by a holder of securities represented by a global security only at the direction of one or more Direct Participants to whose account interests in the global securities are credited and only in respect of such portion of the aggregate principal amount or other denominated amount of the security to which such Direct Participant or Direct Participants has or have given direction. However, if there is an event of default under the securities represented by the global securities, DTC reserves the right to exchange global securities (without the direction of one or more of its Direct Participants) for legended securities in certificated form and to distribute such certificated forms of such securities to its Direct Participants.

Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in global securities among Direct Participants, including Euroclear and Clearstream, they are under no obligation to perform or to continue to perform such procedures and such procedures may be discontinued at any time. Neither Gold Kist nor the trustee shall have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective Direct and Indirect Participants of their respective obligations under the rules and procedures governing any of their operations.

The information in this section concerning DTC, Euroclear and Clearstream and their book-entry systems has been obtained from sources that Gold Kist believes to be reliable, but Gold Kist takes no responsibility for the accuracy thereof.

RATIO OF EARNINGS TO FIXED CHARGES

Gold Kist’s consolidated ratios of earnings to fixed charges for the fiscal years ended June 30, 2001, June 29, 2002, June 28, 2003 and June 26, 2004, the transition quarter ended October 2, 2004, the fiscal year ended October 1, 2005, and the quarter ended December 31, 2005 are as follows:

	Fiscal Years Ended				Transition Quarter Ended	Fiscal Year Ended	Quarter Ended
	June 30, 2001	June 29, 2002	June 28, 2003	June 26, 2004	October 2, 2004	October 1, 2005	December 31, 2005
Ratio of Earnings to Fixed Charges (unaudited) (1)	1.78	3.13	(1.12)	5.19	5.89	6.19	1.51

(1)	Earnings are defined as the sum of earnings before income taxes, plus fixed charges excluding capitalized interest. Fixed charges consist of interest (including capitalized interest) on all indebtedness, amortization of capitalized financing costs and that portion of rental expense that we believe to be representative of interest. For the year ended June 28, 2003, earnings were insufficient to cover fixed charges by approximately $68.8 million.

USE OF PROCEEDS

We intend to use the net proceeds from the sales of the securities as set forth in the applicable prospectus supplement.

VALIDITY OF THE SECURITIES

Alston & Bird LLP will pass upon the validity of any securities we offer by this prospectus and any prospectus supplement. If the validity of any securities is also passed upon by counsel for underwriters participating in an offering of securities offered by this prospectus and any prospectus supplement, the underwriters’ counsel will be named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements and schedule of Gold Kist Inc. and subsidiaries as of June 26, 2004 and October 1, 2005, and for the years ended June 28, 2003 and June 26, 2004, the transition quarter ended October 2, 2004, and the year ended October 1, 2005, and management’s assessment of the effectiveness of internal control over financial reporting as of October 1, 2005, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

PART II

Information Not Required in Prospectus

Item 14. Other Expenses of Issuance and Distribution

The following is a statement of the expenses (all of which are estimated) we expect to incur in connection with the issuance and distribution of the securities registered under this registration statement, other than underwriting discounts and commissions:

	Amount to be paid
SEC registration fee	$	*
Legal fees and expenses		35,000
Accounting fees and expenses		10,000
Printing fees		10,000
Trustee’s fees and expenses		6,500
Miscellaneous		5,000

Total	$	*

*	To be deferred pursuant to Rule 456(b) and calculated in connection with the offering of securities under this registration statement pursuant to Rule 457(r).

Item 15. Indemnification of Directors and Officers

Our Certificate of Incorporation and Delaware law limit the monetary liability of a director for any action taken, or any failure to take any action, as a director except in cases where the director’s liability is incurred for any breach of the director’s duty of loyalty to us or our stockholders; for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; for unlawful distributions; or for any transaction from which the director derived an improper personal benefit.

Our By-Laws require us, to the maximum extent permitted by Delaware law, to indemnify any of our present or former directors or officers who is or was a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, other than certain proceedings initiated by the director or officer to enforce rights to indemnification, by reason of the fact that he or she is or was a director or officer (or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise) against any and all expense, liability and loss, including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement incurred by him or her in connection therewith.

In such cases, indemnification is required if such persons have met the relevant standard of conduct, namely: that such person conducted himself or herself in good faith; and that such person reasonably believed:

(1) that such conduct was in or not opposed to our best interests, and

(2) in the case of a criminal action or proceeding, such person had no reasonable cause to believe such conduct was unlawful.

In addition, Delaware law requires us to indemnify each present or former director or officer who is made a party to any action, suit or proceeding by reason of his or her service to us against expenses, including attorneys’ fees, actually and reasonably incurred, to the extent that the director or officer has been successful, on the merits or otherwise, in defense of any action, suit, or proceeding referred to above.

Delaware law also provides that we may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or contemplated action or suit by or in our right to procure a judgment in our favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses, including attorneys’ fees, actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted under similar standards, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to us unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnify for such expenses which the Court of Chancery or such other court shall deem proper.

Our By-Laws and Delaware law will require us, as a condition to advancing expenses in certain circumstances, to obtain a written undertaking by him or her to repay the amount reimbursed by us if it is ultimately determined that the director is not entitled to indemnification.

Item 16. Exhibits

Exhibit No.	Description	Incorporated by Reference to Filings Indicated
1.1	Form of Underwriting Agreement	*

4.1	See Articles II and X of the Amended and Restated Certificate of Incorporation of Gold Kist Inc.	Exhibit 3.1 to Gold Kist’s Current Report on Form 8-K (File No. 000-50925) filed on October 13, 2004.

4.2	Certificate of Designations of the Preferences Limitations and Relative Rights of Series A Junior Participating Preferred Stock of Gold Kist Inc.	Exhibit 3.1 to Gold Kist’s Current Report on Form 8-K (File No. 000-50925) filed on October 13, 2004.

4.3	See Articles II, V, VII, VIII and XI of the Amended and Restated By-Laws of Gold Kist Inc.	Exhibit 3.2 to Gold Kist’s Current Report on Form 8-K (File No. 000-50925) filed on October 13, 2004.

4.4	Form of Common Stock Certificate of Gold Kist Inc.	Exhibit 4.4 to Amendment No. 2 to Gold Kist’s Registration Statement on Form S-4 (File No. 333-116066) filed on August 6, 2004.

4.5	Stockholder Protection Rights Agreement, dated July 9, 2004, between Gold Kist Inc. and SunTrust Bank, as rights agent	Exhibit 4.5 to Amendment No. 1 to Gold Kist’s Registration Statement on Form S-4 (File No. 333-116066) filed on July 14, 2004.

4.6	Form of Indenture for senior debt securities by and between the Company and U.S. Bank National Association, as Trustee	**

4.7	Form of Indenture for subordinated debt securities by and between the Company and U.S. Bank National Association, as Trustee	**

4.8	Specimen of Preferred Stock Certificate and Form of Designation of Preferred Stock	*

4.9	Form of Senior Note	*

4.10	Form of Subordinated Note	*

4.11	Form of Guarantee	*

4.12	Form of Warrant	*

4.13	Form of Stock Purchase Contract	*

4.14	Form of Unit Agreement	*

5.1	Opinion of Alston & Bird LLP	**

12.1	Statement regarding computation of earnings to fixed charges	**

23.1	Consent of KPMG LLP	**

23.2	Consent of Alston & Bird LLP (included in Exhibit 5.1)

24.1	Power of Attorney for Directors and Officers of the Company (included on signature page)

24.2	Power of Attorney for Directors and Officers of the Guarantors (included on signature page)

25.1	Statement of Eligibility of U.S. Bank National Association, as Trustee, on Form T-1 with respect to the indenture for senior debt securities	**

25.2	Statement of Eligibility of U.S. Bank National Association, as Trustee, on Form T-1 with respect to the indenture for subordinated debt securities	**

*	To be filed by amendment to the registration statement or as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.
**	Filed herewith.

Item 17. Undertakings

The undersigned Registrant hereby undertakes:

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by a Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

That, for the purpose of determining liability of a Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, each undersigned Registrant undertakes that in a primary offering of securities of an undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of an undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of an undersigned Registrant or used or referred to by an undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about an undersigned Registrant or its securities provided by or on behalf of an undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by an undersigned Registrant to the purchaser.

That, for purposes of determining any liability under the Securities Act of 1933, each filing of Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of each Registrant pursuant to the foregoing provisions, or otherwise, each Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a Registrant of expenses incurred or paid by a director, officer or controlling person of a Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, that Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on the 16th day of March, 2006.

GOLD KIST INC.

By:	/s/ John Bekkers
John Bekkers
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that the individuals whose signatures appear below constitute and appoint Stephen O. West and J. David Dyson, and each of them, his or her true and lawful attorney-in-fact and agents with full and several power of substitution, for him or her and his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated:

Signature	Title	Date

/s/ John Bekkers John Bekkers	Chief Executive Officer (Principal Executive Officer)	March 16, 2006

/s/ Stephen O. West Stephen O. West	Chief Financial Officer (Principal Financial Officer)	March 16, 2006

/s/ W.F. Pohl, Jr. W.F. Pohl, Jr.	Controller (Principal Accounting Officer)	March 16, 2006

/s/ R. Randolph Devening R. Randolph Devening	Director	March 10, 2006

/s/ A.D. Frazier, Jr. A.D. Frazier, Jr.	Director	March 16, 2006

/s/ Ray A. Goldberg Ray A. Goldberg	Director	March 16, 2006

/s/ Jeffrey A. Henderson Jeffrey A. Henderson	Director	March 16, 2006

/s/ John D. Johnson John D. Johnson	Director	March 11, 2006

/s/ Douglas A. Reeves Douglas A. Reeves	Director	March 16, 2006

/s/ Dan Smalley Dan Smalley	Director	March 16, 2006

/s/ W. Wayne Woody W. Wayne Woody	Director	March 12, 2006

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on the 16th day of March, 2006.

AGRATRADE FINANCING, INC.

By:	/s/ J. David Dyson
J. David Dyson
Secretary

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that the individuals whose signatures appear below constitute and appoint Stephen O. West and J. David Dyson, and each of them, his or her true and lawful attorney-in-fact and agents with full and several power of substitution, for him or her and his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated:

Signature	Title	Date

/s/ Donald Woods Donald Woods	President (Principal Executive Officer)	March 16, 2006

/s/ Stephen O. West Stephen O. West	Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)	March 16, 2006

/s/ John Bekkers John Bekkers	Director	March 16, 2006

/s/ Michael A. Stimpert Michael A. Stimpert	Chairman of the Board of Directors and Director	March 16, 2006

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on the 16th day of March, 2006.

AGRATECH SEEDS INC.

By:	/s/ J. David Dyson
J. David Dyson
Secretary

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that the individuals whose signatures appear below constitute and appoint Stephen O. West and J. David Dyson, and each of them, his or her true and lawful attorney-in-fact and agents with full and several power of substitution, for him or her and his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated:

Signature	Title	Date

/s/ Allen C. Merritt Allen C. Merritt	President and Director (Principal Executive Officer)	March 16, 2006

/s/ Stephen O. West Stephen O. West	Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)	March 16, 2006

/s/ John Bekkers John Bekkers	Chairman of the Board of Directors and Director	March 16, 2006

/s/ Michael A. Stimpert Michael A. Stimpert	Vice President and Director	March 16, 2006

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on the 16th day of March, 2006.

AGVESTMENTS, INC.

By:	/s/ J. David Dyson
J. David Dyson
Secretary

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that the individuals whose signatures appear below constitute and appoint Stephen O. West and J. David Dyson, and each of them, his or her true and lawful attorney-in-fact and agents with full and several power of substitution, for him or her and his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated:

Signature	Title	Date

/s/ Stephen O. West Stephen O. West	Chairman of the Board of Directors, President and Director (Principal Executive Officer)	March 16, 2006

/s/ W.F. Pohl, Jr. W.F. Pohl, Jr.	Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)	March 16, 2006

/s/ J. David Dyson J. David Dyson	Secretary and Director	March 16, 2006

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on the 16th day of March, 2006.

CROSS EQUIPMENT COMPANY, INC.

By:	/s/ J. David Dyson
J. David Dyson
Secretary

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that the individuals whose signatures appear below constitute and appoint Stephen O. West and J. David Dyson, and each of them, his or her true and lawful attorney-in-fact and agents with full and several power of substitution, for him or her and his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated:

Signature	Title	Date

/s/ John Bekkers John Bekkers	Chairman of the Board of Directors, Chief Executive Officer, President and Director (Principal Executive Officer)	March 16, 2006

/s/ Stephen O. West Stephen O. West	Treasurer (Principal Financial Officer and Principal Accounting Officer)	March 16, 2006

/s/ Michael A. Stimpert Michael A. Stimpert	Director	March 16, 2006

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on the 16th day of March, 2006.

GK FINANCE CORPORATION

By:	/s/ J. David Dyson
J. David Dyson
Secretary

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that the individuals whose signatures appear below constitute and appoint Stephen O. West and J. David Dyson, and each of them, his or her true and lawful attorney-in-fact and agents with full and several power of substitution, for him or her and his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated:

Signature	Title	Date

/s/ Michael A. Stimpert Michael A. Stimpert	President and Director (Principal Executive Officer)	March 16, 2006

/s/ Michael I. Naumann Michael I. Naumann	Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)	March 16, 2006

/s/ J. David Dyson J. David Dyson	Secretary and Director	March 16, 2006

/s/ Stephen O. West Stephen O. West	Vice President and Director	March 16, 2006

/s/ John Bekkers John Bekkers	Chairman of the Board of Directors and Director	March 16, 2006

/s/ John J. Koach John J. Koach	Assistant Treasurer and Director	March 16, 2006

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on the 16th day of March, 2006.

GK PEANUTS INC.

By:	/s/ J. David Dyson
J. David Dyson
Secretary

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that the individuals whose signatures appear below constitute and appoint Stephen O. West and J. David Dyson, and each of them, his or her true and lawful attorney-in-fact and agents with full and several power of substitution, for him or her and his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated:

Signature	Title	Date

/s/ John Bekkers John Bekkers	President and Director (Principal Executive Officer)	March 16, 2006

/s/ Stephen O. West Stephen O. West	Treasurer (Principal Financial Officer and Principal Accounting Officer)	March 16, 2006

/s/ Michael A. Stimpert Michael A. Stimpert	Vice President and Director	March 16, 2006

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on the 16th day of March, 2006.

GK PECANS, INC.

By:	/s/ J. David Dyson
J. David Dyson
Secretary

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that the individuals whose signatures appear below constitute and appoint Stephen O. West and J. David Dyson, and each of them, his or her true and lawful attorney-in-fact and agents with full and several power of substitution, for him or her and his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated:

Signature	Title	Date

/s/ John Bekkers John Bekkers	President and Director (Principal Executive Officer)	March 16, 2006

/s/ Stephen O. West Stephen O. West	Treasurer (Principal Financial Officer and Principal Accounting Officer)	March 16, 2006

/s/ Michael A. Stimpert Michael A. Stimpert	Vice President and Director	March 16, 2006

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on the 16th day of March, 2006.

LUKER INC.

By:	/s/ J. David Dyson
J. David Dyson
Secretary

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that the individuals whose signatures appear below constitute and appoint Stephen O. West and J. David Dyson, and each of them, his or her true and lawful attorney-in-fact and agents with full and several power of substitution, for him or her and his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated:

Signature	Title	Date

/s/ Allen C. Merritt Allen C. Merritt	Chief Executive Officer and Director (Principal Executive Officer)	March 16, 2006

/s/ Stephen O. West Stephen O. West	Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)	March 16, 2006

/s/ John Bekkers John Bekkers	Chairman of the Board of Directors and Director	March 16, 2006

/s/ Michael A. Stimpert Michael A. Stimpert	Director	March 16, 2006